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                                     ARTHUR
                                    ANDERSEN

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our report dated January 17, 1996 on the financial statements of Lexin Pharmaceutical Corporation included in Sparta Pharmaceuticals, Inc.'s Form 8-K/A and to all references to our Firm included in this Registration Statement.


                                          /s/ Arthur Andersen LLP
                                          -----------------------------------
Philadelphia, Pa.,
 January 23, 1997